                                                                  Exhibit 10.6



                                     Chiles
                                    Offshore
                                       LLC



                                                            Dick H . Fagerstal
                                                     Senior Vice President and
                                                       Chief Financial Officer


December 18, 1997


Mr. John C. Purvis
Vice President - Marketing
AMFELS, Inc.
5177 Richmond Avenue, Suite 1065
Houston, TX 77056

Dear John:

     Based on our further discussions and correspondence, enclosed, please find a revised letter agreement to modify the terms of Chiles' existing option rig and an agreement to provide Chiles with two further options to build similar rigs at AMFELS.

Option
Rig No. 1:               AMFELS agrees to modify Chiles' existing option in
                         the contract for Rig No. 2 for one LeTourneau
                         Super 116, as outlined herein ("Option Rig No.
                         1").  The price for Option Rig No. 1 is $48.5
                         million (excluding the "Kit" but including the
                         design changes which have been contractually
                         agreed to-date on Rig No. 1 and 2) and the option
                         will expire on July 31, 1998 but will increase in
                         price by $1 million on April 30, 1998 unless the
                         option was previously exercised.   AMFELS agrees
                         to deliver Option Rig. No. 1 on the date which is the later of: (a) December 15, 1999 or (b) 20 months from the date of entering into a final contract, subject to timely delivery and acceptable price of the LeTourneau "Kit" (see schedule below).

Option
Rig No. 2:               AMFELS agrees to provide Chiles with an option for
                         one sister rig ("Option Rig No. 2") by entering into a contract for Option Rig No. 1. Option Rig
                         No. 2 has to be exercised prior to December 15, 1998. The price is fixed at $48.5 million
                         (excluding the "Kit" but including the design changes which have been contractually agreed to-date on Rig No. 1 and 2) through June 30, 1998 at which time the price of the rig will increase by $1 million. AMFELS agrees to deliver Option
                         Rig. No. 2 on the date which is the later of: (a)
                         April 15, 2000 or (b) 20 months from the date of entering into a final contract, subject to timely delivery and acceptable price of the LeTourneau
                         "Kit" (see schedule below).

Option
Rig No. 3:               AMFELS agrees to provide an option for one sister
                         rig ("Option Rig No. 3") as a result of Chiles entering into a contract for Option Rig No. 2.
                         Option Rig No. 3 has to be exercised prior to March 31, 1999 and the pricing would be the best price offered by AMFELS to any customer for a LeTourneau Super 116 at the time for the first available delivery position on a "first come - first served" basis.

Contract Form:           AMFELS and Chiles agree to enter into an amendment
                         of the contract for Rig No. 2 substantially in the form of Clause 31 of the contract, subject to any and all changes necessary thereto in order to reflect the terms of this agreement.

                         The form of contract and amendment shall among other things provide for the ability to provide a construction lender with a first preferred security interest in the rigs during the construction period.

Exclusivity:             Chiles agrees that as long as any option described
                         above remains outstanding and in effect it shall not order any similar premium jackup rigs at a competing shipyard without first having received
                         AMFELS' approval in writing and AMFELS shall supply the requirements of Chiles for LeTourneau premium jackup rigs as contemplated by this letter agreement.

LeTourneaus "Kits"):     The above options are based on the following
                         prices for LeTourneau Kits

                              Option 1       $22.50 million
                              Option 2       $24.75 million
                              Option 3       $27.20 million

                         If upon exercise of an option, the "Kit" price is in excess of the respective amounts listed above, Chiles shall have the right to cancel the option provided it concurrently exercises its next option, if any.

                         If a "Kit" delivery is not available on a timely basis making it impractical for AMFELS to comply with the agreed upon delivery date as per the specific option then Chiles may either accept a revised delivery schedule by mutual consent of both parties or cancel the option and concurrently exercise its next option, if any. The mechanism for exercising the options shall be modified to provide that Chiles must exercise its options after the receipt of the applicable quote from LeTourneau, subject to qualifications set forth herein, concerning price and delivery of the applicable "Kit".

     Should you accept this agreement it would allow Chiles to immediately start the process of raising expansion capital on the basis of the above described options.

     We hope that you find the above in form and substance acceptable.

     Very truly yours,

     CHILES OFFSHORE LLC


     /s/ Dick H. Fagerstal
     Dick H. Fagerstal
     Senior Vice President and
     Chief Financial Officer




                                             AGREED AND ACCEPTED THIS
                                             18 DAY OF DECEMBER, 1997.


                                             AMFELS, INC.


                                             By: /s/ John C. Purvis
                                                 --------------------------
                                             Name: John C. Purvis
                                                  -------------------------
                                             Title: Vice President
                                                   ------------------------